Exhibit 4.2

First warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS MAY BE REQUIRED TO BE EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT

(FIRST WARRANT)

AGILE THERAPEUTICS, INC.

Common Stock Warrant Shares: 17,500	Original Issue Date: February 10, 2020
Amendment Date: March 21, 2023

THIS AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT (this “Warrant”) is entered into as of the Amendment Date set forth above between Agile Therapeutics, Inc., a Delaware corporation (the “Company”) and Perceptive Credit Holdings III, LP (or its assigns, the “Holder”).

WHEREAS, this Warrant was originally issued on the Original Issue Date set forth above (the “Original Warrant”) in connection with that certain Credit Agreement and Guaranty dated as of February 10, 2020 (the “Credit Agreement”) by and among the Company, as borrower, the subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto, and Holder, as administrative agent for the lenders.  The Original Warrant was exercisable for 700,000 Warrant Shares at an exercise price of $3.74 per share.

WHEREAS, on July 25, 2022, the Company issued to the Holder a Certificate of Adjustment (the “Certificate of Adjustment”) setting forth an adjustment to the number of Warrant Shares and the Exercise Price applicable to the Warrant reflecting that the Warrant was then exercisable for 17,500 Warrant Shares at an exercise price of $12.37 per share.

WHEREAS, in connection with that certain Sixth Amendment to Credit Agreement and Guaranty dated as of March 21, 2023, the Company and the Holder have agreed to amend and restate the Original Warrant in its entirety as set forth herein to, among other things, reflect the adjustments previously acknowledged by the Certificate of Adjustment and to further adjust the Exercise Price as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Holder agree that the Original Warrant is hereby amended and restated in its entirety as set forth below.

This Warrant certifies that, for value received, the Holder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after February 10, 2020 and on or prior to the close of business on February 10, 2027 (the “Expiration Date”) but not thereafter, to subscribe for and purchase from the Company up to seventeen thousand five hundred (17,500) shares of Common Stock (as subject to adjustment hereunder, the “Warrant Shares”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

For the avoidance of doubt, this Warrant shall be treated for all purposes as having been issued on, and having been outstanding since, the Original Issue Date

Section 1.Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Warrant, (a) capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement, and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Closing Bid Price” means for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the last reported closing bid price for Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg, L.P., (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the reasonable, actual and documented fees and reasonable, actual and documented out-of-pocket expenses of which shall be paid by the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (i) the number of shares of Common Stock actually outstanding at such time, plus (ii) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (iii) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Common Stock Equivalents” means any securities of the Company or its wholly owned subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Convertible Securities” means any debt, equity or other securities that are, directly or indirectly, convertible into or exchangeable for Common Stock.

“Excluded Issuance” means the issuance of (a) shares of Common Stock (or options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, (b) warrants issued pursuant to the Credit Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (for purposes of clarity, any decrease in the exercise price, exchange price or conversion price of such securities shall not be deemed an amendment thereto, if such decrease is as a result of any price-based anti-dilution provision contained in such securities prior to the date hereof), (c) other securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings or similar transactions approved by a majority of disinterested directors of the Company, (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, provided further that the exclusion in this clause (d) shall be limited to 12,500,000 shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations occurring after the date hereof), and (e) securities issuable under any at-the-market offering programs the Company may establish in accordance with Rule 415(a)(4) under the Securities Act.  In addition, for the avoidance of doubt, “Excluded Issuances” also include the filing of any registration statement of the Company with the Commission registering securities of the Company, or the filing of any amendments or supplements thereto, provided that the determination of whether sales under any such registration statement is an Excluded Issuance will be determined based on the preceding clauses (a) to (e) hereof.

“Fundamental Transaction” means (a) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (b) the Company, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (d) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock (but, for the avoidance of doubt, excluding any transaction, event or occurrence covered by Section 3(a)) or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (e) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or Affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Marketable Securities” means securities that (a) are tradable on an established national U.S. or non-U.S. stock exchange or reported through NASDAQ or a comparable established non-U.S. over-the-counter trading system and (b) are not subject to restrictions on transfer under the Securities Act or contractual restrictions on transfer.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means (x) any shares of Common Stock held by Holder or issuable upon conversion, exercise or exchange of any securities owned by Holder at any time (including Warrant Shares exercisable upon exercise of this Warrant), and (y) any shares of Common Stock issued or issuable with respect to any shares described in subsection (x) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Warrant, Holder shall be deemed to be a holder of Registrable Securities whenever Holder has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, the OTCQB, the OTCQX U.S. or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“Transfer Agent” means Broadridge Corporate Issuer Solutions, the current transfer agent of the Company, with a mailing address of P.O. Box 1342, Brentwood, NY 11717, and any successor transfer agent of the Company.  “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (or an equivalent quotation service acceptable to the Holder and the Company) (based on a Trading Day from 9:30 a.m. (local time in New York City, New York) to 4:00 p.m. (local time in New York City, New York)) (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the reasonable, actual and documented fees and reasonable, actual and documented out-of-pocket expenses of which shall be paid by the Company.

Section 2.Exercise.
(a)Exercise of Warrant.  Exercise of the purchase rights represented by this

Warrant may be made, in whole or in part, at any time or times before the Expiration Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or electronic copy of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”) and within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or pursuant to the cashless exercise procedure specified in Section 2(c) below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within two (2) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

In the event that immediately prior to the close of business on the Expiration Date, the Closing Bid Price of one share of Common Stock is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised as a “cashless exercise” pursuant to Section 2(c) below, and the Company shall deliver the applicable number of shares of Common Stock to the Holder pursuant to the provisions of Section 2(d) below.

(b)Exercise Price.  The exercise price per share of the Common Stock issuable under this Warrant (the “Exercise Price”) shall be the lower of (i) $0.21 and (ii) the lowest price that one share of Common Stock is issued by the Company in the period between the Amendment Date and June 30, 2023 (the “Price Adjustment Period”), as such Exercise Price may be subject to further adjustment hereunder.  In connection with the foregoing, promptly after June 30, 2023, the Company shall provide a certificate to the Holder signed by an officer of the Company specifying, and certifying, the lowest issue price for one share of Common Stock issued by the Company during the Price Adjustment Period and, if applicable, the adjusted Exercise Price of this Warrant.
(c)Cashless Exercise.  This Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A) (a “Cashless Exercise”), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled.

(d)Mechanics of Exercise.
(i)Delivery of Warrant Shares Upon Exercise.  Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 or an available Registration Statement, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company, by 11 a.m. (local time in New York City, New York) on a Trading Day, of the Notice of Exercise and payment of the aggregate Exercise Price as set forth above (including by Cashless Exercise) (such date, the “Warrant Share Delivery Date”).  The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the date this Warrant has been exercised, with payment to the Company of the Exercise Price (or by Cashless Exercise) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(v) prior to the issuance of such Warrant Shares, having been paid.  If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, other than a failure to deliver caused by the Holder’s failure to pay the applicable Exercise Price for such Warrant Shares or to timely take such actions as are necessary to post such Warrant Shares in DWAC, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), an amount equal to the Exercise Price per Trading Day for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.
(ii)Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
(iii)Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the third (3rd) Trading Day following the Warrant Share Delivery Date, other than a failure to deliver caused by the Holder’s failure to pay the applicable Exercise Price for such Warrant Shares or to timely take such actions as are necessary to post such Warrant Shares in DWAC, then the Holder will have the right to rescind such exercise.
(iv)Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the second (2nd) Trading Day following the Warrant Share Delivery Date and such failure is not caused by any act or omission of the Holder, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (provided, Holder exercises reasonable efforts to minimize the amount of such purchase price) exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise to acquire Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.
(v)No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up to the next whole share.
(vi)Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by a completed Assignment Form in the form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
(vii)Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
(e)Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates, and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice from the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within three (3) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the applicable issuance of shares of Common Stock issuable upon exercise of this Warrant, provided that the Holder may decrease such Beneficial Ownership Limitation upon written notice to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.
(f)No Violation. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or of any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
Section 3.Certain Adjustments. In order to prevent dilution of the purchase rights granted under this Warrant Certificate, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 3.
(a)Intentionally Omitted.
(b)Intentionally Omitted.
(c)Intentionally Omitted.

(d)Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock.  If the Company shall, at any time or from time to time after the date hereof, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be proportionately increased.  If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be proportionately decreased.  Any adjustment under this Section 3(d) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.
(e)Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger.  Unless the Holder otherwise consents (in its sole discretion), in the event of any (A) capital reorganization of the Company, (B) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (C) Fundamental Transaction or (D) other similar transaction (other than any such transaction covered by Section 3(d)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock:
(i)this Warrant Certificate shall, immediately after such transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant Certificate, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such transaction if the Holder had exercised this Warrant Certificate in full immediately prior to the time of such transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant Certificate); and
(ii)appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant Certificate to insure that the provisions of this Section 3 shall thereafter be applicable, as nearly as possible, to this Warrant Certificate in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant Certificate (including, in the case of any transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such transaction, and a corresponding adjustment immediately shall be made to the number of Warrant Shares acquirable upon exercise of this Warrant Certificate, without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such transaction).

The provisions of this Section 3(e) shall similarly apply to successive reorganizations, reclassifications, Fundamental Transactions or similar transactions.

Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by this Section 3(e), the Holder shall have the right to elect, prior to the consummation of such event or transaction, to exercise this Warrant instead of giving effect to Section 3(e).

(f)Other Dividends and Distributions.  If the Company shall, at any time or from time to time after the date hereof, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in cash, securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock) or other property, then, and in each such event, the Company shall ensure that provisions are made so that the Holder shall receive upon exercise of this Warrant Certificate, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of cash, securities of the Company or other property which the Holder would have been entitled to receive had this Warrant Certificate been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such cash, securities or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 3 with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if this Warrant Certificate had been exercised in full into Warrant Shares on the date of such event.
(g)Certain Events. If any event of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features in each case, other than with respect to any Excluded Issuance) occurs, then the Board of Directors of the Company shall make an appropriate adjustment in the Exercise Price of this Warrant Certificate so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 3; provided that (i) no such adjustment pursuant to this Section 3(g) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 3 and (ii) for the avoidance of doubt, no adjustment pursuant to this Section 3(g) shall be made in connection with an Excluded Issuance.
(h)Certificate as to Adjustment.  As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than three business days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.  As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than three business days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of this Warrant Certificate.
(i)Fundamental Transaction.  If, at any time while this Warrant is outstanding, the Company effects a Fundamental Transaction, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such Exercise Price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Loan Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Loan Documents with the same effect as if such Successor Entity had been named as the Company herein.
(j)Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
(k)Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, or (F) the Company seeks to engage in a Fundamental Transaction, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such Fundamental Transaction, reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such Fundamental Transaction, reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice required to be provided hereunder may contain information that constitutes material, non-public information regarding the Company or any of its subsidiaries, the Company shall obtain the Holder’s prior consent to receipt of such notice. If the Holder declines to receive any such notice pursuant to the immediately preceding sentence, the Company shall not be deemed to have breached its obligation to deliver such notice hereunder.  The Holder shall remain entitled to exercise this Warrant during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
Section 4.Intentionally Omitted.
Section 5.Transfer of Warrant.
(a)Transferability.  Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within two (2) Trading Days of the date the Holder delivers to the Company a completed Assignment Form in the form attached hereto duly executed by the Holder assigning all or any portion of this Warrant.  This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
(b)New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated as of February 10, 2020 and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
(c)Transferee Representations.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, deliver a written statement from the transferee to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act, making the representations and certifications set forth in Section 5(e) of this Warrant and making such additional representations as the Company may, after consultation with its counsel, require in order to confirm compliance with applicable securities laws.
(d)Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
(e)Representation by the Holder.  The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.
Section 6.Miscellaneous.
(a)No Rights as Stockholder Until Exercise; No Settlement in Cash.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.  Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” in no event will the Company be required to net cash settle an exercise of this Warrant.
(b)Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
(c)Removal of Restrictive Legends.  Neither this Warrant nor any certificates evidencing Warrant Shares shall contain any legend restricting the transfer thereof in any of the following circumstances: (A) following any sale of this Warrant or such Warrant Shares issued or delivered to the Holder under or in connection herewith pursuant to Rule 144, (B) if this Warrant or such Warrant Shares are eligible for sale under Rule 144(b)(1), or (C) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”).  In such circumstances, the Company shall seek to cause its counsel to issue a legal opinion to the Transfer Agent if required by such Transfer Agent to effect the issuance of Warrant Shares, without a restrictive legend or removal of the legend hereunder.  If the Unrestricted Conditions are met at the time of issuance of this Warrant, the Warrant Shares or such other shares of Common Stock, then this Warrant, Warrant Shares or other Common Stock, as the case may be, shall be issued free of all legends.
(d)Replacement Warrant.  The Company agrees that at such time as the

Unrestricted Conditions have been satisfied it shall promptly (but in any event within ten (10) Business Days) following written request from the Holder issue a replacement Warrant or replacement Warrant Shares or replacement shares in respect of such other Common Stock, as the case may be, free of all restrictive legends (“Unlegended Shares”).
(e)Authorized Shares; No Other Adjustments.  The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock is listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company represents and warrants that, during the period commencing on the Original Issue Date through the Amendment Date, there were no events, actions, or circumstances that would have resulted in an adjustment under Section 3 of the Warrant (as such Section 3 existed prior to the Amendment Date), other than the cumulative adjustments reflected in the July 25, 2022 Certificate of Adjustment and incorporated herein.
(f)No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue unrestricted, fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.  Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(g)Rule 144 Compliance.  With a view to making available to the Holder the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company shall:
(i)make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
(ii)use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(iii)furnish to the Holder, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Warrant Shares without registration.
(h)Governing Law.  This Warrant and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.
(i)Submission to Jurisdiction.  The Company agrees that any suit, action or proceeding with respect to this Warrant or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section is for the benefit of the Holder only and, as a result, the Holder shall not be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by any applicable law, the Holder may take concurrent proceedings in any number of jurisdictions.
(j)Waiver of Venue, Etc.  The Company irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Warrant and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the Company is or may be subject, by suit upon judgment.
(k)Waiver of Jury Trial.  THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT

OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
(l)No Waiver.  No failure on the part of the Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Warrant shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(m)Expenses.  If the Company fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any actual, reasonable and documented attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
(n)Notices.  All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Warrant) shall be given or made in writing (including by telecopy or email) delivered, if to the Company or the Holder, to its address specified on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other party.  Except as otherwise provided in this Warrant, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid.  All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).
(o)Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
(p)Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
(q)Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the

Holder or any holder of Warrant Shares.
(r)Amendments, Etc.  Except as otherwise expressly provided in this Warrant, any provision of this Warrant may be modified or supplemented only by an instrument in writing signed by the Company and the Holder.
(s)Severability.  If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
(t)Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Warrant.
(u)Counterparts.  This Warrant may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Warrant by signing any such counterpart.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Agile Therapeutics, Inc.

By: /s/ Al Altomari

Name: Al Altomari

Title: Chairman and CEO

Address for Notices:

Agile Therapeutics, Inc.

500 College Road East

Suite 310

Princeton, New Jersey 08540

Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

170 Market Street

Philadelphia, PA 19103

Attention: Andrew Budreika

[Signature Page to Amended and Restated First Warrant]

Accepted and Agreed,

Perceptive Credit Holdings III, LP

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By: /s/ Sandeep Dixit

Name: Sandeep Dixit

Title: Chief Credit Officer

By: /s/ Sam Chawla

Name: Sam Chawla

Title: Portfolio Manager

Address for Notices:

Perceptive Credit Holdings III, LP

c/o Perceptive Advisors LLC

51 Astor Place, 10th Floor

New York, NY  10003

Attn: Sandeep Dixit

Email: Sandeep@perceptivelife.com

[Signature Page to Amended and Restated First Warrant]

NOTICE OF EXERCISE

To:AGILE THERAPEUTICS, INC.

(1)The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

Check applicable box and fill in information:

[  ] The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[  ] The Warrant Shares shall be delivered by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________

Signature of Authorized Signatory of Investing Entity: ________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: _______________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name of Person to Whom Warrant is being Transferred:

Address of Person to Whom Warrant is being Transferred:

Number of Shares Subject to Warrant being Transferred:
Dated: _______________ __, ______
Holder’s Name:
Holder’s Signature:

Name of Authorized Signatory:
Title of Authorized Signatory:
Holder’s Address: